UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2015

American Realty Capital — Retail Centers of America, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55198	27-3279039
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2015, Patrick Goulding stepped down as chief financial officer and secretary of American Realty Capital – Retail Centers of America, Inc. (the “Company”) by mutual agreement with the Company to pursue other opportunities. There were no disagreements between Mr. Goulding and the Company.

On November 19, 2015, the board of directors of the Company appointed Nicholas Radesca to serve as interim chief financial officer, treasurer and secretary of the Company, the Company’s advisor and the Company’s property manager, effective immediately. There are no related party transactions involving Mr. Radesca that are reportable under Item 404(a) of Regulation S-K.

Mr. Radesca, 50 has served as the interim chief financial officer, treasurer and secretary of New York REIT, Inc. (“NYRT”), the NYRT advisor, and the NYRT property manager since June 2015 and previously served in such capacities from February 2014 to March 2014. Mr. Radesca has served as the interim chief financial officer and treasurer of American Realty Capital New York City REIT, Inc. (“NYCR”), the NYCR advisor and the NYCR property manager since June 2015. Mr. Radesca has served as the interim chief financial officer and treasurer of American Realty Capital New York City REIT II, Inc. (“NYCR II”), the NYCR II advisor and the NYCR II property manager since June 2015. Mr. Radesca has also served as chief financial officer, treasurer and secretary of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”), the ARC DNAV advisor and the ARC DNAV property manager since January 2014, November 2014 and December 2014, respectively. Mr. Radesca served as chief financial officer, treasurer and secretary of American Finance Trust, Inc. (“AFIN”) from January 2014 to May 2015. Mr. Radesca has also served as chief financial officer of the AFIN advisor and the AFIN property manager since January 2014 and as treasurer and secretary of these companies from December 2014 to May 2015 and was again appointed in these capacities in November 2015. Mr. Radesca has served as chief financial officer and treasurer of Business Development Corporation of America since February 2013 and as its secretary since June 2013. Mr. Radesca has served as chief financial officer and treasurer of Realty Finance Trust, Inc. (“RFT”) and the RFT advisor since January 2013 and as secretary of RFT and the RFT advisor since November 2014. Prior to joining AR Capital, LLC, the parent of the Company’s sponsor, in December 2012, Mr. Radesca was employed by Solar Capital Management, LLC, from March 2008 to May 2012, where he served as the chief financial officer and corporate secretary for Solar Capital Ltd. and its predecessor company, and Solar Senior Capital Ltd., both of which are publicly traded business development companies. From 2006 to February 2008, Mr. Radesca served as the chief accounting officer at iStar Financial Inc. (“iStar”), a publicly traded commercial REIT, where his responsibilities included overseeing accounting, tax and SEC reporting. Prior to iStar, Mr. Radesca served in various senior accounting and financial reporting roles at Fannie Mae, Del Monte Foods Company, Providian Financial Corporation and Bank of America. Mr. Radesca has more than 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. Mr. Radesca holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the California State University, East Bay.

Item 7.01.	Regulation FD Disclosure

Investor Presentation

The Company prepared an investor presentation containing certain portfolio information and financial highlights. Representatives of the Company have presented, and intend to present, some of or all of this presentation to current investors and their financial planners at various conferences and meetings, including webinars. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, as well as Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital – Retail Centers of America, Inc.

Date: November 24, 2015	By:	/s/ William M. Kahane
William M. Kahane Chief Executive Officer